UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 26, 2011

CONEXANT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4000 MacArthur Blvd., Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 483-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.
     2011 Incentive Compensation Plan
     On August 26, 2011, the Board of Directors (the “Holdings Board”) of Conexant Holdings, Inc. (“Holdings”), the direct parent of the Company, approved the Conexant Holdings, Inc. 2011 Incentive Compensation Plan (the “2011 Plan”). The purpose of the 2011 Plan is to enable Holdings to offer eligible persons stock-based incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders of Holdings.
     The 2011 Plan authorizes Holdings to issue non-qualified stock options to eligible employees, non-employee directors and consultants of Holdings and its affiliates (including the Company). Pursuant to the 2011 Plan, Holdings may issue options to purchase up to twenty-five million (25,000,000) shares of Holdings’ Class A Common Stock, $0.01 par value per share (the “Common Stock”), subject to adjustment as described therein.
     The 2011 Plan will be administered by the Holdings Board or a committee established by the Holdings Board (the “Committee”). The Committee shall have the authority, among other things, to (i) select the individuals to whom options may be granted, (ii) determine the number of shares of Common Stock to be covered by each option granted, (iii) determine the terms and conditions of any option granted (including the exercise or purchase price, any vesting schedule or acceleration, or any forfeiture restrictions), (iv) determine whether and under what circumstances an option may be settled in cash and/or Common Stock, and (v) determine whether and under what circumstances to modify, extend or renew any option granted.
     Each option award granted under the 2011 Plan will be subject to a written agreement executed by Holdings and the recipient, and will be further subject to the final approval of the Committee. The 2011 Plan shall terminate on August 26, 2021, which is the tenth anniversary of the effective date, and no additional options may be granted under the 2011 Plan following that date.
     The foregoing description of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report. In addition, the form of Stock Option Agreement that will be used to make option grants under the 2011 Plan is attached as Exhibit 10.2 to this Current Report and is incorporated herein by this reference.
     Grant of Options Under the 2011 Plan
     On August 26, 2011, the Holdings Board and the Board of Directors of the Company each approved the grant of non-qualified stock options under the 2011 Plan to Sailesh Chittipeddi, the Company’s President and Chief Executive Officer. The stock options that were granted include (i) an option to purchase 745,614 shares at an exercise price of $0.05 per share, (ii) an option to purchase 828,460 shares at an exercise price of $2.77 per share, and (iii) an option to purchase 925,926 shares at an exercise price of $6.14 per share. Each of the stock options shall vest as to twenty-percent (20%) of the shares covered by the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Each of the stock options were granted pursuant to the Company’s standard form of Stock Option Agreement (attached as Exhibit 10.3 to this Current Report).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Conexant Holdings, Inc. 2011 Incentive Compensation Plan

10.2	Form of Stock Option Agreement (2011 Incentive Compensation Plan)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONEXANT SYSTEMS, INC.
Dated: August 31, 2011	By:	/s/ Sailesh Chittipeddi
Sailesh Chittipeddi
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Conexant Holdings, Inc. 2011 Incentive Compensation Plan

10.2	Form of Stock Option Agreement (2011 Incentive Compensation Plan)